Exhibit 16.1

WILSON MORGAN L.L.P.

Certified Public Accountants

January 30, 2013

U. S. Securities and Exchange Commission

Office of the Chief Accountant

100 F. Street Northeast

Washington, DC 20549-2000

Re:	Amaru, Inc. File No : 0-32695

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Amaru, Inc. dated January 30, 2013, for the event that occurred on January 25, 2013, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Wilson Morgan, L.L.P.

1920 Main Street, Suite 950 • Irvine, CA 92614

949.428.7200 • Fax 949.428.7401